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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

AquaVenture Holdings Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF THE 2017 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On
June 9, 2017

AquaVenture Holdings Limited Shareholders:

        Notice is hereby given that the 2017 Annual Meeting of Shareholders of AquaVenture Holdings Limited ("AVH") will be held on Friday, June 9, 2017, at 9:00 a.m., Atlantic Daylight Time, at The Fairmont Southampton, 101 South Shore Road, Southampton, SN 02 Bermuda.

        Only AVH shareholders of record at the close of business on April 18, 2017, may vote at this meeting or at any adjournments that may take place. At the meeting, shareholders will consider and act upon the following items:

  1.
  PROPOSAL 1    Election of three Class I directors for a three-year term;

  2.
  PROPOSAL 2    Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017; and

  3.
  Attend to any other business properly presented at the meeting.

        Our Board of Directors recommends that you vote in favor of the director nominees and in favor of the ratification of the appointment of KPMG LLP.

        The proxy statement, proxy card and our 2016 Annual Report to Shareholders are being mailed to our shareholders on or about April 28, 2017. Whether or not you plan to attend the annual meeting, we encourage you to vote your shares. Please submit your proxy in any one of the following ways: (1) using the toll-free telephone number shown on the enclosed proxy card; (2) using the Internet website shown on the enclosed proxy card or (3) completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope.

YOUR VOTE IS IMPORANT

        Based on current New York Stock Exchange rules your broker will NOT be able to vote your ordinary shares with respect to the election of directors (Proposal No. 1) if you have not provided instructions to your broker. We strongly encourage you to provide instructions to your broker to vote your ordinary shares and exercise your rights as a shareholder.

        If you are a shareholder of record as of April 18, 2017, you will be admitted to the meeting upon presenting a form of photo identification. If you own ordinary shares beneficially through a bank, broker or otherwise, you will be admitted to the meeting upon presenting a form of photo identification and proof of share ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of share ownership for this purpose.

        Regardless of whether or not you plan to attend the Annual Meeting, please follow the instructions you received to authorize a proxy to vote your ordinary shares as soon as possible to ensure that your ordinary shares are represented at the Annual Meeting. Any shareholder that decides to attend the Annual Meeting in person may, if so desired, revoke the prior proxy by voting their ordinary shares at the Annual Meeting.

        If you need further assistance, please contact AVH Investor Relations at (855) 278-9227. Thank you for your continuing support.

By Order of the Board of Directors,

Lee S. Muller
 Assistant Secretary and Chief Financial Officer

Tortola, British Virgin Islands
April 28, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2017.

The Notice, 2017 Proxy Statement, Form of Proxy and 2016 Annual Report to Shareholders are available at http://www.edocmentview.com/WAAS

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation by the Board of Directors ("Board") of AquaVenture Holdings Limited ("AVH", "we", "us", "our" or the "Company") of proxies to be voted at the 2017 Annual Meeting of Shareholders ("Annual Meeting"). We will bear the cost of this solicitation. On or about April 28, 2017, we mailed to shareholders our proxy statement, proxy card and 2016 Annual Report to Shareholders (collectively, the "Proxy Materials"). The following is important information regarding the Annual Meeting and this proxy statement.

Q:
When is the annual meeting and where will it be held?

A:
The 2017 Annual Meeting of Shareholders of AVH ("Annual Meeting") will be held on Friday, June 9, 2017, at 9:00 a.m., Atlantic Daylight Time, at The Fairmont Southampton, 101 South Shore Road, Southampton, SN 02 Bermuda.

Q:
Why did you send me this proxy statement?

A:
We sent you this proxy statement and the enclosed proxy card because AVH's Board is soliciting your proxy on behalf of AVH to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission (the "SEC") and which is designed to assist you in voting.

Q:
How do I vote using the telephone or the Internet?

A:
Shareholders with shares directly registered in their names with Computershare Trust Company, N.A. ("Computershare"), AVH's transfer agent, may vote on the Internet at http://www.investorvote.com/WAAS. The voter will be required to provide the Control Number contained on the voter's proxy card. After providing the correct Control Number, the voter will be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Votes submitted via the Internet by a registered shareholder must be received by 11:59 p.m., Eastern Daylight Time, on June 8, 2017.

  A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers Internet voting options. This program is different from the program provided by Computershare for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you may have already been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by 11:59 p.m., Eastern Daylight Time, on June 8, 2017.

  Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the shareholder must bear.

  Shareholders eligible to vote at the Annual Meeting, using a touch-tone telephone, may also vote by calling (toll free) 1-800-652-VOTE (8683) and following the recorded instructions. Votes submitted via telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 8, 2017.

  Please note that the method of voting used will not affect your right to vote in person should you decide to attend the Annual Meeting in person. Also, please be aware that AVH is not involved in the operation of either of these Internet voting procedures and does not take responsibility for any access or Internet service interruptions that may occur or any inaccuracies, or erroneous or incomplete information that may appear.

Q:
Who is entitled to vote?

A:
Only holders of record of our ordinary shares at the close of business on April 18, 2017 ("Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of close of business on the Record Date, 26,405,977 ordinary shares were issued and outstanding. Every shareholder is entitled to one vote for each ordinary share held on the Record Date.

Q:
Upon what may I vote?

A:
(1) Election of three Class I directors for a three-year term; and

        (2)   Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017.

Q:
How does the Board recommend that I vote?

A:
The Board recommends that you vote:

(1)
FOR each of the Class I director nominees identified in this proxy statement; and

(2)
FOR ratification of the appointment of KPMG LLP as AVH's independent registered public accounting firm for 2017.

Q:
How will voting on any other business be conducted?

A:
We are not aware of any business to be brought before the shareholders at the Annual Meeting other than as described in this proxy statement. However, if any other business is properly presented for shareholder consideration, your signed proxy card gives authority to Doug Brown, Chairman and Chief Executive Officer, Anthony Ibarguen, President, and Lee S. Muller, Chief Financial Officer, to vote on those matters at their discretion.

Q:
What constitutes a quorum?

A:
Shareholders may not take action at the Annual Meeting unless there is a quorum present at the meeting. A meeting of shareholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. Abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:
How many votes are needed for approval of each proposal presented in this proxy statement?

A:
Assuming that at least a majority of the ordinary shares of AVH are represented at the Annual Meeting, either in person or by proxy:

  Directors shall be elected by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the election (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees.

  The Audit Committee's appointment of KPMG LLP as AVH's independent registered public accounting firm for 2017 will be ratified if a majority of the votes cast support the appointment. Your broker or other nominee will be able to vote your shares with respect to this proposal without your instructions because the proposal to ratify the appointment of KPMG LLP is considered "routine." Abstentions have no impact on the outcome of this proposal.

Q:
How do I vote?

A:
You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we encourage you to submit your proxy by: (1) using the toll-free telephone number shown on the enclosed proxy card; (2) using the Internet website shown on the enclosed proxy card or (3) completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted consistent with the Board's recommendations listed above.

  Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the shareholder must bear.

Q:
Can I change my vote?

A:
You have the right to change your vote at any time before the meeting by:

1)
Notifying AVH's Secretary, Conyers Corporate Services (BVI) Limited, in writing at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee S. Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626, that you have revoked your proxy;

2)
Returning a later-dated proxy card;

3)
Voting through the Internet at http://www.investorvote.com/WAAS at a later date, provided that the shareholder does so before 11:59 p.m., Eastern Daylight Time, on June 8, 2017; or

4)
Voting through the toll-free telephone number by calling 1-800-652-VOTE (8683) at a later date, provided that the shareholder does so before 11:59 p.m., Eastern Daylight Time, on June 8, 2017.

  In addition, you may change your vote by attending the Annual Meeting in person and voting directly at the Annual Meeting.

Q:
How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:
If you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted: (1) FOR the election of each of the nominees for director; (2) FOR the ratification of the appointment of KPMG LLP as AVH's independent registered public accounting firm for 2017; and (3) in the discretion of the persons named as proxies on all other matters that may be brought before the meeting.

Q:
Who will count the vote?

A:
A representative of Computershare, an independent tabulator, will count the vote and act as the inspector of elections.

Q:
Who will pay for this proxy solicitation?

A:
We will pay all the costs of soliciting these proxies, except for costs associated with individual shareholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

Q:
Who is entitled to attend the Annual Meeting?

A:
Attendance at the Annual Meeting will be limited to our shareholders as of the Record Date and to guests of AVH. All shareholder guests must be approved by AVH and will be limited to spouses, persons required for medical assistance and properly authorized representatives of our shareholders as of the Record Date. Additionally, if you are not the record holder of your shares, to attend the Annual Meeting you must first obtain a legal proxy form from your broker or other organization that holds your shares. Please contact your broker or organization for instructions regarding obtaining a legal proxy. If you do obtain a legal proxy and plan to attend the Annual Meeting, you will be required to present a valid form of identification.

Q:
How do I submit shareholder proposals to be brought before the Annual Meeting or future annual meetings?

A:
Our amended and restated memorandum and articles of association provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of shareholders, a shareholder must give written notice to Conyers Corporate Services (BVI) Limited, Secretary, at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee S. Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year's annual meeting. However, our amended and restated memorandum and articles of association also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act, the person's written consent to be named in the proxy statement and to serve as a director if elected, and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such shareholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for shareholder action. In addition, to make a nomination or proposal, the shareholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the shareholder proposing such business, the number of our shares which are, directly or indirectly, owned beneficially or of record by the shareholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

  Because we did not have an annual meeting of shareholders last year, the advance notice requirements for the Annual Meeting are as follows: a shareholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

Q:
How may a shareholder nominate a candidate for election to the Board at the Annual Meeting?

A:
The advance notice requirements for the Annual Meeting described above apply to director nominations for the Annual Meeting. Director nominees for the 2017 Annual Meeting of Shareholders may be nominated by shareholders by sending a written notice to the corporate office to the attention of the Secretary for AVH. Pursuant to our amended and restated memorandum and articles of association, all nominations must be received no later than May 8, 2017. The notice of nomination is required to contain certain representations and information about the nominee, which are described in our amended and restated memorandum and articles of association and summarized above. Copies of our amended and restated memorandum and articles of association may be obtained free of charge from AVH's Secretary, Conyers Corporate Services (BVI) Limited.

Q:
When are the shareholder proposals to be included in the proxy materials for the next Annual Meeting of Shareholders due?

A:
In addition to the requirements stated above, all shareholder proposals to be considered for inclusion in next year's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act must be submitted in writing to Conyers Corporate Services (BVI) Limited, Secretary, at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee S. Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626, by December 29, 2017.

Explanatory Note

        We are an emerging growth company, as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

        We could be an emerging growth company for up to five years after our initial public offering in October 2016, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter in any fiscal year before that time or if we have total annual gross revenues of $1 billion (as inflation-adjusted by the Securities and Exchange Commission from time to time) or more during any fiscal year before that time, in which case we would no longer be an emerging growth company as of the following fiscal year end.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our business and affairs are managed under the direction of our Board. The number of directors is fixed by our Board, subject to the terms of our amended memorandum and articles of association. Our Board currently consists of ten directors, eight of whom qualify as "independent" under New York Stock Exchange listing standards. From and after the Annual Meeting, our Board will consist of nine directors, seven whom qualify as "independent" under the New York Stock Exchange listing standards.

        In accordance with our memorandum and articles of association, our Board is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

  •
  The Class I directors are Messrs. Brown, Lincoln and O'Neill, and their terms will expire at the Annual Meeting;

  •
  The Class II directors are Messrs. Hanrahan, Ibarguen and Meduña, and their terms will expire at the annual meeting of shareholders to be held in 2018; and

  •
  The Class III directors are Messrs. Evans, Lovell and Reilly, and their terms will expire at the annual meeting of shareholders to be held in 2019.

        On April 4, 2017, Mr. Bevan notified AVH that he will not seek re-election to the Board when his term expires at the upcoming Annual Meeting. Mr. Bevan's decision did not result from a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

        Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

        Each director nominee named below is currently a director of AVH. The ages shown are as of April 28, 2017, the date of this proxy statement. Each director nominee has agreed to serve as a director if elected. If one or more of the nominees becomes unavailable for election, the remaining members of the Board will, in their sole discretion and pursuant to authority granted by the AVH amended memorandum and articles of association, nominate and vote for a replacement director or reduce the authorized number of directors.

Name	Age	Class	Position	Term Expiring
Douglas Brown	63	I	Chairman, Chief Executive Officer and Director	2017 Nominated for re-election
Anthony Ibarguen	57	II	President and Director	2018
Hugh Evans	50	III	Director	2019
Paul Hanrahan	59	II	Director	2018
David Lincoln	60	I	Director	2017 Nominated for re-election
Evan Lovell	47	III	Director	2019
Cyril Meduña	59	II	Director	2018
Brian O'Neill	64	I	Director	2017 Nominated for re-election
Richard F. Reilly	69	III	Director	2019

Nominees for Election at the 2017 Annual Meeting (Class I Directors)
Term Expires in 2020

Douglas Brown Age 63	Director Since 2007

        Mr. Brown founded AVH in December 2006 and has served as Chairman of AVH since January 2007. Mr. Brown served as chief executive officer of AVH from January 2007 to October 2012 and from October 2014 to present. Mr. Brown has also served as chief executive officer of the Seven Seas Water business from January 2007 to October 2012 and from October 2014 to present. From 2003 to 2005 Mr. Brown served as the chief executive officer of Ionics, Incorporated (NYSE: ION), a water purification technology company that was sold to General Electric in 2005. Together with his prior experience at Ionics, he has 20 years of experience in the water industry. Before joining Ionics, Mr. Brown spent 17 years at Advent International, a global private equity firm, the last 7 years of which he was chief executive officer. He also serves as an operating partner and senior advisor of Element Partners, a private equity firm. Mr. Brown received a B.S. in Chemical Engineering from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School where he was designated a Baker Scholar and a Loeb Rhodes Fellow in Finance. We believe Mr. Brown is qualified to serve on our Board because of his experience as an executive officer of our company, his extensive business, management and executive experience and his experience as a seasoned investor.

David Lincoln Age 60	Director Since 2016

        Mr. Lincoln is a cofounder and has served as managing partner at Element Partners, a sustainability and industrial technology investment firm, since 2004. Mr. Lincoln's areas of investment focus include renewable and alternative energy technologies, industrial internet and software, energy storage, advanced materials, traditional oil & gas and oilfield services. Mr. Lincoln currently serves as a member of the board of directors of numerous private companies and most recently chaired the Growth Equity Committee of the National Venture Capital Association. Mr. Lincoln holds a B.A. with honors from Colgate University and an M.S. from the University of Pennsylvania. We believe Mr. Lincoln is qualified to serve on our Board because of his experience as a seasoned investor and business advisor.

Brian O'Neill Age 64	Director Since 2013

        Mr. O'Neill, currently a senior advisor, joined Lazard International, a leading financial asset management business in 2009 as a vice chairman. He has served as director and as chair of the audit committee of Emigrant Bank since September 2009 and as a supervisory board member of Erste Group Bank AG since May 2009. Mr. O'Neill holds a B.A. from the University of San Diego and a Master's Degree from the American Graduate School of International Management. He also completed the Executive Program at the Tuck School of Business at Dartmouth College. We believe Mr. O'Neill is qualified to serve on our Board because of his executive banking and international business experience.

OUR BOARD RECOMMENDS A VOTE FOR EACH OF THE ABOVE DIRECTOR NOMINEES.

Continuing Directors, Class II Directors (Term Expires in 2018)

Paul Hanrahan Age 59	Director Since 2012

        Mr. Hanrahan served as chief executive officer and cofounder of American Capital Energy & Infrastructure, a private equity firm that invests in energy infrastructure assets, from September 2012 to December 2016. Prior to establishing American Capital Energy & Infrastructure, Mr. Hanrahan served as the chief executive officer and president of The AES Corporation (NYSE: AES), one of the largest global energy infrastructure companies in the world. Mr. Hanrahan serves on the board Ingredion (NYSE: INGR). He has also served on the boards of other major publicly listed utilities in Latin America and was twice appointed by the White House to serve on the US India CEO Forum. Mr. Hanrahan holds a B.S. in Mechanical Engineering from the United States Naval Academy and an M.B.A. from Harvard Business School. We believe Mr. Hanrahan is qualified to serve on our Board because of his executive experience.

Anthony Ibarguen Age 57	Director Since 2014

        Mr. Ibarguen has served as president of AVH since June 2014 and as the chief executive officer of the Quench business since October 2010. Mr. Ibarguen has served on the board of directors of Insight Enterprises (NASDAQ: NSIT), a Fortune 500 information technology business, since July 2008, and served as its interim president and chief executive officer in 2009. From 2004 to 2008, Mr. Ibarguen was the chief executive officer of Alliance Consulting Group, a privately held information technology consulting firm. From 2003 through 2007, Mr. Ibarguen served on the board of directors of C COR Inc., a publicly held global on demand network solutions provider to the cable industry (NASDAQ: ARRS). From 1996 to 2000, Mr. Ibarguen was president, chief operating officer and a director of Tech Data Corp., a Fortune 500 global technology distribution company (NASDAQ: TECD). He holds a B.A. in Marketing from Boston College and an M.B.A. from Harvard Business School. We believe Mr. Ibarguen is qualified to serve on our Board because of his experience as an executive officer of AVH and Quench, his extensive business, management and executive experience, and his experience as a seasoned investor.

Cyril Meduña Age 59	Director Since 2013

        In 1989, Mr. Meduña founded Advent Morro Equity Partners, Puerto Rico's first and largest private equity and venture capital firm. Advent-Morro's portfolio companies operate in the US, Caribbean and Latin America. Since 2008, Mr. Meduña has served as Honorary Consul of Chile in Puerto Rico and the U.S. Virgin Islands. He obtained a B.S. in Mechanical Engineering from Rensselear Polytechnic Institute and an M.B.A. from George Washington University. We believe Mr. Meduña is qualified to serve on our Board because of his experience as a seasoned investor and experience with multiple operating companies in the Caribbean and Latin America.

Continuing Directors, Class III Directors (Term Expires in 2019)

Hugh Evans Age 50	Director Since 2013

        Mr. Evans has led the merger and acquisition and venture capital investments arm for 3D Systems, a leading 3D printing company since March 2013. Prior to 3D Systems, Mr. Evans served as an analyst and portfolio manager at T. Rowe Price Associates for more than 20 years. He holds a B.A. from the

University of Virginia and an M.B.A. from Stanford University. We believe Mr. Evans is qualified to serve on our Board because of his executive and investment experience.

Evan Lovell Age 47	Director Since 2008

        Since 2012, Mr. Lovell has been responsible for managing the portfolio and investments of Virgin Group Holdings Limited and its affiliates (collectively, the "Virgin Group") in North America and has been a partner in the Virgin Group. From 2008 to 2012, Mr. Lovell was the founding partner of Virgin Green Fund, a private equity fund investing in the energy and resource sector. Mr. Lovell is a member of the board of directors of Virgin America Inc. (NASDAQ:VA) since April 2013. From 1998 to 2008, Mr. Lovell served as an investment professional at TPG Capital, where he also served on the board of a number of TPG portfolio companies. Mr. Lovell holds a B.A. in Political Science from the University of Vermont. We believe Mr. Lovell is qualified to serve on our Board because of his experience as a seasoned investor.

Richard Reilly Age 69	Director Since 2014

        For 28 years prior to his retirement in 2009, Mr. Reilly served as a senior audit partner at KPMG LLP. Since July 2010, Mr. Reilly has served on the board of directors and as chair of the audit committee of Aspen Aerogels, Inc. (NYSE: ASPN), a leader in the energy insulation market. Mr. Reilly also serves as a member of the board of trustees and as chair of the audit committee of Perkins School for the Blind and as a member of the finance and audit committee for the Clergy Health and Retirement Trust Funds of the Archdiocese of Boston. From November 2012 to December 2013, Mr. Reilly served as a consultant to a Fortune 500 company related to finance, controls and governance issues at its subsidiary in India. Mr. Reilly holds a B.S. in Business Administration from Northeastern University and is a Certified Public Accountant. We believe Mr. Reilly is qualified to serve on our Board because of his experience in business, accounting and finance.

Director Not Standing For Re-Election

Michael Bevan Age 46	Director Since 2007

        Mr. Bevan is a cofounder and managing director at Element Partners, where he has served since 2005 and where his primary areas of investment focus include water purification, wastewater remediation, advanced materials, flow controls, advanced manufacturing, sensing technologies and instrumentation and emissions control and abatement. Mr. Bevan currently serves as a member of the board of directors of numerous private companies. Mr. Bevan holds a B.A. in English from Denison University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Bevan is qualified to serve on our Board because of his experience as a seasoned investor.

 CORPORATE GOVERNANCE

Corporate Governance

        Our Board believes that sound corporate governance is fundamental to the overall success of AVH and believes that it has adopted corporate governance practices that are aligned with the interests of our shareholders, our corporate business strategy and the opinions expressed by recognized corporate governance authorities. It is our policy to have our Board regularly review our corporate governance practices for compliance with applicable rules, listing standards and regulations, as well as best practices suggested by recognized corporate governance authorities, and modifies our practices as warranted.

Corporate Governance Guidelines

        Our Amended and Restated Corporate Governance Guidelines, which were adopted by our Board, along with the charters for the standing committees of the Board and our Code of Business Conduct and Ethics serve to guide the operation and direction of the Board and its committees. These documents are published under "Corporate Governance" in the Investor Relations section of our website at www.aquaventure.com.

The Board of Directors

        The Board's primary functions are to:

  •
  Oversee management performance on behalf of our shareholders;

  •
  Advocate on behalf of the long-term interests of our shareholders;

  •
  Monitor adherence to AVH's established procedures, standards and policies;

  •
  Be actively involved in the oversight of risk that could affect AVH;

  •
  Promote the exercise of sound corporate governance; and

  •
  Carry out other duties and responsibilities as may be required by applicable state, federal and foreign laws, as well as the NYSE Rules.

Board Meetings

        During 2016, the Board met eight times and took action by written consent five times. In 2016, all of the directors attended at least 75% of the meetings of the Board and the standing committees of which they were members, either in person or by phone.

Director Independence

        Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that Messrs. Evans, Hanrahan, Lincoln, Lovell, Meduña, O'Neill and Reilly do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director, and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions."

Board Leadership Structure

        Mr. Brown serves as our chief executive officer and as chairman of the Board. The Board believes that having our chief executive officer as chairman of the Board facilitates the Board's decision making process because Mr. Brown has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Brown to act as the key link between the Board and other members of management. To assure effective independent oversight, the Board may appoint a lead independent director, who would serve as chairman of the executive sessions of the independent directors and assist the Board in assuring effective corporate governance. Executive sessions of the independent directors are held following each regularly scheduled in person meeting of the Board.

Board of Directors Role in Risk Oversight

        One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our Audit Committee is also responsible for monitoring compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our Nominating and Corporate Governance Committee is responsible for monitoring the effectiveness of our corporate governance guidelines. Our Compensation Committee is responsible for reviewing and discussing the risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a material adverse effect on us.

Code of Business Conduct and Ethics

        Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, and other executive and senior financial officers. A copy of the code is posted on the Corporate Governance section of our website, which is located at http://investors.aquaventure.com/corporate governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Insider Trading, Anti-Pledging, Anti-Hedging

        In connection with our initial public offering, we adopted our Statement of Company Policy on Insider Trading and Disclosure and our Special Trading Procedures for Insiders, which together constitute our company's insider trading policy. This policy governs the trading in our securities by directors, officers and employees, their family members, other members of their household, entities controlled by a person covered by the policy, and designated outsiders who have or may have access to our material nonpublic information (collectively referred to as "Insiders"). In addition to other prohibited activities, the policy states that (i) no employee, including Insiders, may trade in AVH securities while in the possession of material nonpublic information concerning our company; (ii) no Insider may trade in AVH securities during designated black-out periods; (iii) certain Insiders are required to obtain pre-approval to trade in AVH securities; (iv) no Insider may use any AVH securities as collateral in a margin account or, without pre-approval by our Audit Committee, pledge any of our securities as collateral for a loan (or modify an existing pledge); (v) no Insider may buy or sell puts, calls, other derivative securities or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engage in any other hedging transaction with respect to our securities; and (vi) no Insider may at any time sell any of our securities that are not owned by such Insider at the time of the sale. Gifts are by Insiders are subject to the same restrictions as all other securities trades.

Communications to Directors

        Shareholders and other interested parties may address written communications to individual directors, including directors, or to the Board as a whole, by writing to the Secretary at AVH's executive offices c/o Conyers Corporate Services (BVI) Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626. All communications from shareholders must include the name and address of the shareholder as it appears on the record books of AVH and the name and address of the beneficial owner, if any, on whose behalf the communication is submitted. The Secretary will compile such communications and forward them to the directors on a periodic basis. However, the Secretary has authority to disregard any communication that is primarily an advertisement or solicitation or is threatening, obscene, or similarly inappropriate in nature. Communications that have been disregarded for these reasons may be reviewed by any director upon request.

Director Attendance at Annual Meetings

        We encourage all directors to attend the Annual Meeting of Shareholders.

Majority Voting for Directors

        Our directors are elected by a majority vote.

        To be elected, the votes "for" a director must exceed 50% of the votes actually cast with respect to the director's election. Votes actually cast exclude votes where banks, brokers or others who hold shares in street name for a client return a proxy but provide no instructions as to how shares should be voted on a particular matter (also known as broker non-votes) and exclude abstentions with respect to that director's election. Therefore, abstentions and any broker non-votes will have no effect on the election of directors. If an incumbent director is not re-elected, such director's term ends at the Annual Meeting, and the Board, in its sole discretion, may, pursuant to our amended and restated memorandum and articles of association, fill any resulting vacancy or may decrease the size of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

        Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

        Our Audit Committee is a standing committee of the Board and consists of Messrs. Lovell, Meduña and Reilly, with Mr. Reilly serving as chairman. The composition of our Audit Committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the New York Stock Exchange listing standards. In addition, our Board has determined that Mr. Reilly is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the United States Securities Act of 1933, as amended, or the Securities Act. Our Audit Committee will, among other things:

  •
  select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

  •
  help to ensure the independence and performance of the independent registered public accounting firm;

  •
  discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year end operating results;

  •
  develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

  •
  review our policies on risk assessment and risk management;

  •
  review related party transactions;

  •
  obtain and review a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material issues with such procedures and any steps taken to deal with such issues; and

  •
  approve (or, as permitted, pre-approve) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

        The Audit Committee is responsible for appointing the independent auditor, approving engagement fees and engagements, and reviewing the independence and quality of the independent auditor. The Audit Committee is also responsible for reviewing audit plans, audit reports, and recommendations of the independent auditor and, once established, any internal audit function. The Audit Committee reviews systems of internal accounting controls and audit results. The Audit Committee also reviews and discusses with management AVH's financial statements, earnings releases and earnings guidance. In addition, the Audit Committee reviews AVH'S compliance with regulatory requirements and the AVH Code of Ethics.

        The Audit Committee met seven times during the fiscal year ended December 31, 2016. Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A complete copy of the Audit Committee Charter is available on the Corporate Governance page at www.aquaventure.com.

Compensation Committee

        The Compensation Committee establishes executive compensation policies and reviews and approves senior executive compensation. The Chief Executive Officer recommends to the Compensation Committee the form and level of compensation for each named executive officer other than himself. The Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluates the Chief Executive Officer's performance against those objectives, and makes recommendations to the Board regarding the Chief Executive Officer's compensation. The Compensation Committee does not delegate authority to perform any of the foregoing functions with respect to the compensation of any named executive officer. In addition, the Compensation Committee reviews director compensation periodically and makes recommendations regarding director compensation to the Board for approval.

        Our Compensation Committee is a standing committee of the Board and consists of Messrs. Evans, Hanrahan and Lovell, with Mr. Hanrahan serving as chairman. The composition of our Compensation Committee meets the requirements for independence under New York Stock Exchange listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a non-employee director (as defined pursuant to Rule 16b-3 promulgated under the Exchange Act) and an outside director (as defined pursuant to Section 162(m) of the United States Internal Revenue Code of 1986, or the Code). The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee, among other things:

  •
  reviews, approves and determines, or makes recommendations to our Board regarding the compensation of our executive officers;

  •
  administers our share and equity incentive plans;

  •
  reviews, approves and makes recommendations to our Board regarding incentive compensation and equity plans; and

  •
  establishes and reviews general policies relating to compensation and benefits of our employees.

        The Compensation Committee met eight times during the fiscal year ended December 31, 2016. Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A complete copy of the Compensation Committee Charter is available on the Corporate Governance page at www.aquaventure.com.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. None of the members of our Compensation Committee is an officer or employee of our company, and none of the members of our Compensation Committee has ever been an officer or employee of our company.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is a standing committee of the Board and consists of Messrs. Lincoln, Meduña and O'Neill, with Mr. O'Neill serving as chairman. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under New York Stock Exchange listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee will, among other things:

  •
  identify, evaluate and select, or make recommendations to our Board regarding, nominees for election to our Board and its committees;

  •
  evaluate the performance of our Board and of individual directors;

  •
  consider and make recommendations to our board of directors regarding the composition of our Board and its committees;

  •
  review developments in corporate governance practices;

  •
  evaluate the adequacy of our corporate governance practices and reporting; and

  •
  develop and make recommendations to our Board regarding corporate governance guidelines and matters.

        The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2016. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the New York Stock Exchange. A complete copy of the Nominating and Corporate Governance Committee Charter is available on the Corporate Governance page at www.aquaventure.com.

Identifying and Evaluating Director Nominees

        The Board has delegated the director selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

        Generally, the Nominating and Corporate Governance Committee is responsible for identifying candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, it is our policy that the Nominating and Corporate Governance Committee confirm that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee would then meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee would recommend candidates for the Board's approval as director nominees for election to the Board.

Minimum Qualifications

        In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, the current size and composition of our Board and the needs of our Board and its respective committees. At a minimum, the nominee must have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of our shareholders. In addition, our Nominating and Corporate Governance Committee shall recommend that the Board select persons for nomination to help ensure that a majority our Board is "independent" under New York Stock Exchange Rules and that the members of the committees of our Board are "independent." Some of the additional qualifications that our Nominating and Corporate Governance Committee may consider include diversity of experience, expertise, business acumen, understanding of our business and industry, potential conflicts of interest and other commitments. Our Nominating and Corporate Governance Committee may also consider whether director nominees have proven achievement and competence in their field and the ability to provide guidance to our management team and make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director. Our Nominating and Corporate Governance Committee also considers whether our director candidates have sufficient time available to perform all board of director and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all board of director and applicable committee meetings.

        Our Policy Governing Director Qualifications and Nominations provides that, in addition to any other standards our Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the committee may consider whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experiences.

Shareholder Recommendations

        Shareholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications to Conyers Corporate Services (BVI) Limited, Secretary, AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee S. Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Non-Employee Director Compensation

        Our Board has adopted a director compensation structure for directors who are not our employees and not affiliated with our institutional investors that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber directors and to align the directors' interests with the long-term interests of our shareholders. Our policy has been and will continue to be to reimburse our directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of the Board.

        Commencing with the completion of our initial public offering in October 2016, annual cash compensation paid quarterly for our directors who are not our employees and not affiliated with our institutional investors beginning in the fourth quarter of 2016 is as follows:

Annual Retainer
Board of Directors:
Members	$35,000
Additional retainer for Chairman of the Board	$35,000
Audit Committee:
Chairman	$20,000
Non-Chairman members	$10,000
Compensation Committee:
Chairman	$14,000
Non-Chairman members	$7,000
Nominating and Corporate Governance Committee:
Chairman	$10,000
Non-Chairman members	$5,000

        In addition, on an annual basis, each such director will be eligible to receive a grant of restricted share units having a fair market value of $125,000, which will vest in full on the one-year anniversary of the grant date.

        In April 2017, we implemented a deferred compensation program for such directors to permit them to defer compensation awarded to them under our non-employee director compensation policy. In advance of an award and in compliance with the program's requirements and applicable tax law, a non-employee director may elect to defer the receipt of his or her cash compensation and/or the settlement of his or her restricted share unit award until the earliest of a director's death, disability, sale event, separation from service or December 31 of the year following the year in which the compensation is otherwise vested. In addition, in the event a director elects to defer his cash compensation, the director's account will be credited with a number of share units equal to 120% of the quotient obtained by dividing the aggregate deferred cash fees that would otherwise be payable on such date by the fair market value of an ordinary share on that date.

        Prior to our initial public offering, the non-employee directors who were not affiliated with any of our institutional shareholders received an annual cash retainer of $40,000 paid quarterly and other long-term incentives.

2016 Non-Employee Director Compensation

        The following table presents the total compensation for each person who served as a non-employee member of our Board during 2016. Other than as set forth in the table and as previously described, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the members of our Board in 2016. Mr. Brown, who is also our Chief Executive Officer, and Mr. Ibarguen, who is our President, receive no compensation for their services as a director and, consequently, neither of them is included in this table. In addition, Messrs. Bevan, Lincoln, Lovell and Meduña are affiliated with our institutional investors and, consequently, received no compensation for their service as a non-employee members of our Board in 2016. The compensation received by each of Messrs. Brown and Ibarguen as our employees during 2016 is set forth in the section of this proxy statement captioned "Executive Compensation—Summary Compensation Table."

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Michael Bevan	2016	—	—	—
Hugh Evans	2016	$10,500	$45,179	$55,679
Paul Hanrahan	2016	$42,250	$65,519	$107,769
David Lincoln	2016	—	—	—
Evan Lovell	2016	—	—	—
Cyril Meduña	2016	—	—	—
Brian O'Neill	2016	$41,250	$57,395	$98,645
Richard F. Reilly	2016	$43,750	$42,502	$86,252

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the shares granted to the non-employee directors during 2016, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the shares reported in the Option Awards column are set forth in Note 14 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

        In connection with our initial public offering in October 2016:

  •
  Mr. Evans received an option grant of 7,560 shares with an exercise price equal to the initial public offering price per share of $18.00, which vests over four years with 25% of the award vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments over the remaining three years.

  •
  Messrs. Hanrahan, O'Neil and Reilly received option grants of 11,654 shares, 10,209 shares, and 7,560 shares, respectively, each having an exercise price equal to the initial public offering price per share of $18.00. The option grants vest in equal quarterly installments over eight quarters. These option grants were granted to preserve the incentives lost by the conversion of profit interests held by Messrs. Hanrahan, O'Neil and Reilly into zero ordinary shares in the corporate reorganization that we undertook in connection with our initial public offering.

        The following table shows the aggregate number of unvested restricted share awards and options to purchase our ordinary shares held, if any, by our non-employee directors at December 31, 2016:

Name	Aggregate Number of Unvested Restricted Shares Held	Aggregate Number of Unexercised Options Held
Michael Bevan	—	—
Hugh Evans	—	7,560
Paul Hanrahan	87	11,654
David Lincoln	—	—
Evan Lovell	—	—
Cyril Meduña	—	—
Brian O'Neill	155	10,209
Richard F. Reilly	—	7,560

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in the "Executive Compensation" section of this proxy statement, below we describe transactions since January 1, 2016 to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

        Our Audit Committee has the primary responsibility for reviewing and approving or disapproving "related party transactions," which are the transactions described above. Our code of business conduct and ethics and our Audit Committee charter provide that the Audit Committee shall review and approve or disapprove any related party transactions.

        Since the beginning of January 1, 2016, there has not been, nor is there currently proposed, any related party transactions, except for the compensation and other arrangements described in "Executive Compensation" and "2016 Non-Employee Director Compensation" elsewhere in this proxy statement and the transactions described below.

Corporate Reorganization

        On October 4, 2016, we completed a corporate reorganization resulting in AquaVenture Holdings Limited replacing AquaVenture Holdings LLC as the top parent entity of our historical business prior to our initial public offering. We completed the following transactions: AquaVenture Holdings LLC contributed to AquaVenture Holdings Limited: (i) the stock of Quench USA, Inc. and Seven Seas Water Corporation and (ii) all cash and other remaining assets and liabilities (other than the shares of AquaVenture Holdings Limited it held). Subsequently, AquaVenture Holdings LLC merged with a newly formed subsidiary of AquaVenture Holdings Limited, resulting in the distribution of shares of AquaVenture Holdings Limited to the members of AquaVenture Holdings LLC pursuant to the terms of its limited liability company agreement. Quench USA Holdings LLC, a member of AquaVenture Holdings LLC, then merged with a separate newly formed subsidiary of AquaVenture Holdings Limited, resulting in the distribution of shares of AquaVenture Holdings Limited to its members pursuant to the terms of its limited liability company agreement. In addition, as a result of the corporate reorganization, a significant portion of the profit interests previously issued to our executive officers, directors and employees converted into zero ordinary shares. To preserve the incentives lost, our Compensation Committee granted options to purchase an aggregate of 3,521,981 ordinary shares to certain of our employees and directors, including to our named executive officers. See "Executive Compensation" and "2016 Non-Employee Director Compensation".

Registration Rights

        We are party to an investors' rights agreement with certain of our shareholders. The investors' rights agreement grants such shareholders certain registration rights, which include demand registration rights, piggyback registration rights and short-form registration rights, with respect to our ordinary shares.

Limitation of Liability and Indemnification of Officers and Directors

        Our amended and restated memorandum and articles of association contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by British Virgin Islands law. Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained under British Virgin Islands law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF KPMG LLP

Proposal

        KPMG LLP has served as AVH's independent auditor since December 2007 and has been appointed by the Audit Committee to continue as AVH's independent auditor for 2017. In the event that ratification of the appointment of KPMG LLP as independent auditor for 2017 is not approved by the shareholders at the Annual Meeting, the Board will review the Audit Committee's future selection of independent auditors.

        A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make any other statement deemed appropriate. The representatives will also be afforded an opportunity to make such statements as they desire.

Independent Registered Public Accounting Firm—Fee Information

Audit Fees

        Fees for audit services totaled $1,580,640 and $2,661,477, for 2016 and 2015, respectively. Audit services included professional services provided in connection with the audit of our annual financial statements and audits of certain of our subsidiaries, the reviews of our quarterly financial statements for the applicable year, and audit services in connection with the submission of our Registration Statement on Form S-1 in connection with our initial public offering.

Audit-Related Fees

        Fees for audit-related services totaled $8,070 and $0, for 2016 and 2015, respectively. Audit-related services principally included the compilation of International Financial Reporting Standard accounting guidance for a particular customer transaction.

Tax Fees

        Fees for tax services totaled $15,861 and $52,000, for 2016 and 2015, respectively. Tax services principally included tax compliance calculations for IRC Section 382 studies.

Other Fees

        There were no other services performed for 2016 or 2015 other than as discussed above.

Pre-Approval Policies and Procedures

        It is the policy of the Audit Committee to pre-approve all services, audit and non-audit, to be provided to us by our independent registered public accounting firm. Under the policy, the Audit Committee is generally required to pre-approve the provision by our independent registered public accounting firm of specific audit, audit-related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence.

        Since the adoption of our pre-approval policy, all services provided by KPMG LLP as our independent registered public accounting firm were pre-approved by the Audit Committee.

Vote Required and Board Recommendation

        Approval of this proposal requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted, as well as the presence of a quorum. Ordinary shares that constitute broker non-votes are counted as shares entitled to vote on Proposal No. 2. Abstentions will have no effect on voting for this proposal.

        OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AVH'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

 REPORT OF THE AUDIT COMMITTEE

        Our Audit Committee is composed of three directors, all of whom the Board has determined to be independent within the meaning of the New York Stock Exchange and SEC Rules, meet the requirements for financial literacy under applicable rules and regulations of the New York Stock Exchange and the SEC and otherwise meet the requirements for service on audit committees pursuant to such rules and regulations. The Board has designated Mr. Reilly as an "audit committee financial expert" as defined under the applicable rules of the SEC. The Audit Committee assists the Board in general oversight of our financial accounting and reporting process, system of internal control and audit process.

        Our management has primary responsibility for our consolidated financial statements and for maintaining effective internal control over financial reporting. Our independent auditors, KPMG LLP, are responsible for expressing an opinion on our consolidated financial statements as to whether they present fairly, in all material respects, our consolidated financial position, results of operations and cash flows, in conformity with GAAP. This opinion is based on their audits.

        In this context, the Audit Committee reports as follows:

          1.     The Audit Committee has reviewed and discussed the audited consolidated financial statements with our management;

          2.     The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard 1301, "Communications with Audit Committees";

          3.     The Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence; and

          4.     Based on the review and discussion referred to in the above paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

        The Audit Committee has also appointed KPMG LLP, and our Board has recommended that our shareholders ratify such appointment, to audit our consolidated financial statements for the year ending December 31, 2017, and to provide review services for each of the quarters in the year ending December 31, 2017.

Submitted by the Audit Committee

Richard Reilly (Chairman)

Evan Lovell

Cyril Meduña

        The information contained in the above Audit Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of April 18, 2017 by:

  •
  each person known to us to beneficially own more than five percent of our outstanding ordinary shares based solely on our review of SEC filings;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is based upon 26,405,977 ordinary shares outstanding as of April 18, 2017, unless otherwise indicated in the footnotes to the table. In addition, ordinary shares issuable upon exercise of share options or other derivative securities that are exercisable currently or will become exercisable within 60 days of April 18, 2017 are deemed outstanding for computing the percentage of the person holding such options or other derivative securities, but are not deemed outstanding for purposes of computing the percentage owned by any other person. All of the ordinary shares listed in the table below are entitled to one vote per share and each of the persons described below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AquaVenture Holdings Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

Name of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned	Percentage
Principal Shareholders:
Entities affiliated with Element Partners(2)	9,568,818	36.2%
Virgin Green Fund I, L.P.(3)	2,005,022	7.6%
Entities affiliated with FMR LLC(4)	1,498,301	5.7%
Named Executive Officers:
Douglas R. Brown(5)	1,732,918	6.5%
Anthony Ibarguen(6)	158,924	*
Lee S. Muller(7)	127,895	*
Directors:
Michael J. Bevan(2)	9,675,059	36.6%
Hugh Evans(8)	38,278	*
Paul Hanrahan(9)	10,028	*
David Lincoln(2)	9,596,361	36.3%
Evan Lovell(3)	2,005,022	7.6%
Cyril Meduña(10)	1,164,264	4.4%
Brian O'Neill(11)	3,640	*
Richard Reilly(12)	1,890	*
All directors and executive officers as a group (11 persons)	14,945,461	55.9%

*
Indicates beneficial ownership of less than one percent.

(1)
A "beneficial owner" of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: voting power which includes the power to vote, or to direct the voting of, such security; and/or investment power which includes the power to dispose, or to direct the disposition of, such security.

(2)
Consists of 6,696,669 ordinary shares held by Element Partners II L.P., 101,975 ordinary shares held by Element Partners II Intrafund, L.P., 133,973 ordinary shares held by Element Partners II-A, L.P., 2,566,686 ordinary shares held by DFJ Element, L.P. and 69,515 ordinary shares held by DFJ Element Intrafund L.P. (such entities together, the "Element Entities"). The general partner of Element Partners II, L.P. and Element Partners II Intrafund, L.P. is Element Partners II G.P., L.P. The general partner of Element Partners II G.P., L.P. is Element II G.P., LLC. The general partner of DFJ Element, L.P. and DFJ Element Intrafund, L.P. and is DFJ Element Partners, LLC. The general partner of DFJ Element Partners, LLC is Element Venture Partners LLC. The general partner of Element Partners II-A, L.P. is Element Partners II-A, GP LP. The general partners of Element Partners II-A, GP LP are Element II-A GP, LLC and Element Venture Partners, LLC. Each of Mr. Bevan and Mr. Lincoln, both members of our Board, and Michael DeRosa, is a managing member of Element II G.P., LLC, Element II-A, GP, LLC and Element Venture Partners LLC. Collectively, Element II G.P., L.P., Element II-A, GP, LLC and Element Venture Partners LLC have decision-making power over the disposition and voting of shares of portfolio investments of each of the Element Entities. Since Element II G.P., L.P., Element II-A, GP, LLC and Element Venture Partners LLC have decision-making power over the Element Entities, each of Messrs. Bevan, Lincoln and DeRosa may be deemed to beneficially own the shares that the Element Entities hold of record or may deemed to beneficially own. Messrs. Bevan, Lincoln and DeRosa, Element II G.P., L.P., Element II-A, GP, LLC and Element Venture Partners LLC disclaim beneficial ownership over the shares held by the Element Entities. The address for the Element Entities is 565 E. Swedesford Road, Suite 207, Wayne, PA 19087. The number of ordinary shares beneficially owned by Mr. Bevan and Mr. Lincoln includes 106,241 and 27,543 shares, respectively, that are held personally by such individual.

(3)
Consists of 2,005,022 ordinary shares held by Virgin Green Fund I, L.P. The general partner of Virgin Green Fund I, L.P. is VGF Partners I, L.P. The general partner of VGF Partners I, L.P. is VGF I Limited. Evan Lovell, a member of our Board, is an investment partner at VGF I Limited. VGF I Limited has decision-making power over the disposition and voting of shares held by Virgin Green Fund I, L.P. and, as such, Mr. Lovell may be deemed to beneficially own the shares held by Virgin Green Fund I, L.P. Mr. Lovell and VGF I Limited disclaim beneficial ownership over the shares held by Virgin Green Fund I, L.P. The address for Virgin Green Fund I, L.P. is Walkers House, 87 Mary Street, George Town, Grand Cayman KY1-9002.

(4)
Information herein is based on Schedule 13G filed by FMR LLC on February 14, 2017. The Schedule 13G provides that, as of December 31, 2016, FMR LLC beneficially owns in the aggregate 1,498,301 ordinary shares and that it has sole power to vote or direct the voting of 13,546 of such shares and sole power to dispose or direct the disposition of 1,498,301 of such shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)
Consists of 1,419,345 ordinary shares held directly by Mr. Brown, 165,127 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days, and 148,449 ordinary shares held by his spouse.

(6)
Consists of 33,328 ordinary shares held directly by Mr. Ibarguen, 125,046 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days, and 550 ordinary shares held by his sons.

(7)
Consists of 8,080 ordinary shares held directly by Mr. Muller, 49,815 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days, and 70,000 ordinary shares held by his spouse.

(8)
Consists of 38,278 ordinary shares held directly by Mr. Evans.

(9)
Consists of 7,114 ordinary shares held directly by Mr. Hanrahan and 2,914 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days.

(10)
Includes 970,389 ordinary shares held by Guayacan Private Equity Fund Limited Partnership II, 15,772 ordinary shares held by Guayacan Private Equity Fund Limited Partnership II-A LLC, and 144,885 ordinary shares held by Venture Capital Fund, Inc. The general partner of Guayacan Private Equity Fund Limited Partnership II and Guayacan Private Equity Fund Limited Partnership II-A LLC (the "Guayacan Funds") is Advent-Morro Equity Partners GP II, LLC. Mr. Meduña acts as Managing Member of Advent-Morro Equity Partners GP II, LLC and is President and a Director of Venture Capital Fund, Inc. Advent-Morro Equity Partners GP II, LLC has decision-making power over the disposition and voting of shares of portfolio investments of the Guayacan Funds. Mr. Meduña has decision-making power over the disposition and voting of shares of portfolio investments Venture Capital Fund, Inc. Since Advent-Morro Equity Partners GP II, LLC and Mr. Meduña personally have decision-making power over the Guayacan Funds and Venture Capital Fund, Inc. (together, the "Advent-Morro Entities"), Mr. Meduña may be deemed to beneficially own the shares that the Advent-Morro Entities hold of record or may deemed to beneficially own. Mr. Meduña and Advent-Morro Equity Partners GP II, LLC disclaim beneficial ownership over the shares held by the Advent-Morro Entities. The address for the Advent-Morro Entities is 206 Calle Tetuan, Suite 903, San Juan, Puerto Rico 00902. The number of ordinary shares beneficially owned by Mr. Meduña also includes 33,218 ordinary shares held personally by Mr. Meduña.

(11)
Consists of 1,088 ordinary shares held directly by Mr. O'Neill and 2,552 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days.

(12)
Consists of 1,890 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires AVH's directors, executive officers, and certain persons who own more than 10% of the outstanding ordinary shares of AVH to file with the Securities and Exchange Commission and the NYSE initial reports of ownership and reports of changes in ownership of AVH ordinary shares. Executive officers, directors and holders of at least 10% of the outstanding shares of AVH securities are required to furnish AVH with copies of all Section 16(a) reports they file. Based solely on written representations from reporting persons and on our review of Section 16(a) reports provided by those individuals, AVH believes that all required Section 16(a) filings were completed in a timely manner, or subsequently amended, for the year ended December 31, 2016.

EXECUTIVE OFFICERS

        The following table sets forth certain information about our executive officers as of the date of this proxy statement:

Name	Age	Position
Douglas Brown	63	Chairman, Chief Executive Officer and Director
Anthony Ibarguen	57	President and Director
Lee S. Muller	57	Chief Financial Officer, Treasurer and Assistant Secretary

        Please refer to "Proposal 1: Election of Directors" for biographies for Mr. Brown and Mr. Ibarguen.

        Lee S. Muller, 57, has served as senior vice president and chief financial officer of AVH since October 2014. Mr. Muller has been senior vice president and chief financial officer of the Seven Seas Water business since December 2013. From October 2005 to December 2012, Mr. Muller served in various executive capacities, including executive vice president and chief financial officer, at ContourGlobal, a developer and operator of electric power and district heating businesses. He was a core member of the management team and was responsible for commercial and investment banking, multilateral and rating agency relationships. Mr. Muller holds a B.S. in Accounting and Finance from Boston University and an M.B.A. from the University of Chicago.

 EXECUTIVE COMPENSATION

Overview

        Our executive compensation program historically has reflected our growth and corporate goals. To date, the compensation of the executive officers identified in the summary compensation table below, whom we refer to as our named executive officers, has consisted of a combination of base salary, performance-related bonuses and long-term incentive compensation in the form of equity awards. Our executive officers are also eligible to receive retirement, health and welfare benefits.

        As we transition from a private company to a publicly-traded company, we will evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances require. At a minimum, we expect to review executive compensation annually with input from our Compensation Committee's independent compensation consultant, Willis Towers Watson, if and when determined by the Compensation Committee. As part of this review process, we expect our Board and the Compensation Committee to apply our compensation philosophy when considering the compensation levels needed to ensure our executive compensation program remains competitive. We will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

        The compensation provided to our named executive officers for 2016 is detailed in the 2016 Summary Compensation Table and accompanying footnotes and narrative that follows this section.

        Our named executive officers in 2016 were:

  •
  Douglas R. Brown, our Chief Executive Officer;

  •
  Anthony Ibarguen, our President; and

  •
  Lee S. Muller, our Chief Financial Officer, Treasurer and Assistant Secretary

2016 Summary Compensation Table

        The following table provides information regarding the total compensation for services rendered in all capacities that was earned by the individual who served as our principal executive officer during fiscal years 2016 and 2015, and our two other most highly compensated executive officers during fiscal year 2016. These individuals were our named executive officers for fiscal year 2016.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Douglas R. Brown	2016	$350,000	—	$3,713,309	$575,000	$3,520	$4,641,829
Chief Executive Officer	2015	$9,000	$500,000	—	—	$21,510	$530,510
Anthony Ibarguen	2016	$309,167	$500	$2,812,040	$2,959,771	$19,739	$6,101,217
President	2015	$300,000	$200,000	—	—	$17,395	$517,395
Lee S. Muller	2016	$285,000	$23,830	$1,222,358	$86,170	$11,850	$1,629,208
Chief Financial Officer	2015	$275,000	$60,000	—	—	$10,350	$345,350

(1)
Represents each named executive officers' salary earned during the respective year.

(2)
The amounts reported in the Bonus column for 2016 for Mr. Ibarguen represent a spot bonus for reaching a tenure milestone (eligible to all Quench employees if milestones achieved) and for Mr. Muller represent a discretionary bonus for his operational achievements. Amounts reported in 2015 represent discretionary cash bonuses paid to Messrs. Brown, Ibarguen and Muller.

(3)
The amounts reported in the Option Awards column represent the grant date fair value of the option awards granted during 2016 as described below, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in the Option Awards column are set forth in Note 14 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
Amounts include annual performance-based bonuses for 2016 earned by Messrs. Brown, Ibarguen and Muller of $575,000, $365,175 and $86,170, respectively, which are more fully described below. In addition, the amount for Mr. Ibarguen includes $2,594,596 related to a cash payout pursuant to the Quench USA, Inc. Amended and Restated 2011 Management Incentive Bonus Plan.

(5)
Other compensation for Messrs. Brown, Ibarguen and Muller includes the following:
  •
  Mr. Brown—the amount reported in 2016 represents payments for certain health insurance premiums related to the respective year.

  •
  Mr. Ibarguen—the amount reported in 2016 represents payments for certain health insurance premiums and 401(k) matching contributions related to the respective year.

  •
  Mr. Muller—the amount reported in 2016 includes both the payments for 401(k) matching contributions received in 2016 and amounts equal to the matching contribution related to 2016 compensation he would have been entitled to receive had he been eligible to participate in our 401(k) plan for the entire period.

Narrative to 2016 Summary Compensation Table

        For 2016, we engaged Willis Towers Watson to assist in determining market compensation for the executive officers using a broad group of companies. Executive compensation for 2016 primarily consisted of base salary, non-equity incentive plan compensation and option awards.

Base Salary

        Base salary was included as a component of the executive compensation program to ensure each named executive officer is rewarded for his service to the Company. A fixed component of compensation also ensures the named executive officer continues to focus on long-term objectives to maximize shareholder value as compared to only focusing on shorter-term objectives and the related incentives.

        The base salaries for Messrs. Brown, Ibarguen, and Muller that were established for 2016 were $350,000, $310,000, and $285,000. The base salary for Mr. Ibarguen described in this paragraph is not directly comparable to the amount listed in the Summary Compensation Table for 2016 because it commenced in February 2016.

Non-Equity Incentive Plan Compensation

        Annual performance-based bonuses ("Performance Bonus"), which are paid in cash, were included as a component of the executive compensation to motivate our executive officers to achieve key corporate and segment-level financial and strategic goals. For 2016, the potential payment for the Performance Bonus for Messrs. Brown, Ibarguen and Muller ranged from zero to 200% of a target award based on the actual attainment of specified financial metrics, subject to modification for operational factors. These financial metrics were based on the 2016 budget approved by the Board.

        For Messrs. Brown, Ibarguen and Muller, 100%, 30%, and 30%, respectively, of their Performance Bonus was based on targeted 2016 consolidated Adjusted EBITDA plus cash collected on the design and construction contract. For Messrs. Ibarguen and Muller, 70%, and 70%, respectively, was based on the executive officer's respective targeted 2016 segment-level Adjusted EBITDA plus cash collected on the design and construction contract (Mr. Ibarguen was measured based on the performance of the Quench business, while Mr. Muller was measured based on the performance of the Seven Seas Water business).

        The amounts approved and paid to Messrs. Brown, Ibarguen and Muller were $575,000, $365,175 and $86,170, respectively, for 2016 and were included in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table below.

        In addition, the 2016 "Non-Equity Incentive Plan Compensation" column for Mr. Ibarguen includes a payout of a cash bonus of $2,594,596 pursuant to the Quench USA, Inc. Amended and Restated 2011 Management Incentive Bonus Plan ("Quench MIP"). The Quench MIP provided that upon a "sale event" (as defined in the Quench MIP, which definition included consummation of an initial public offering), a bonus pool would be created based upon the proceeds received in connection with the sale event, and each participant would be entitled to receive a bonus equal to his or her share of the bonus pool. The "sale event" was triggered on October 12, 2016 upon the consummation of our initial public offering.

Long-term Incentive Compensation

        In 2016, long-term incentive compensation was granted in the form of options to purchase ordinary shares of the Company. The 2016 option awards, which were made in connection with our initial public offering in October 2016, were made to preserve the value of incentives lost in the conversion of certain profit interests held by Messrs. Brown, Ibarguen and Muller at the time of the reorganization. The profit interests subjected to the conversion had been granted to Messrs. Brown, Ibarguen and Muller over several years and, therefore, the replacement awards were intended to preserve the value of incentives lost and do not represent regular annual compensation to the executive officers. The grants made during 2016 were as follows:

  •
  Messrs. Brown and Ibarguen received option grants of 660,496 shares and 500,185 shares, respectively, with an exercise price equal to the initial public offering price per share of $18.00. These option grants vest in equal quarterly installments over eight quarters.

  •
  Mr. Muller received an option grant of 199,258 shares with an exercise price equal to the initial public offering price per share of $18.00, which vests in equal quarterly installments over eight quarters.

        In addition, Mr. Muller received an option grant of 17,090 shares with an exercise price equal to the initial public offering price per share of $18.00, which vests over four years with 25% of the award vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments over the remaining three years.

Outstanding Equity Awards at Fiscal 2016 Year-End

        The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal year 2016.

Name	Grant Date	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested		Market Value of Shares or Units of Shares That Have Not Vested(4)
Douglas R. Brown	10/6/2016	660,496	(1)	$18.00	10/6/2026	—		—
Anthony Ibarguen	10/6/2016	500,185	(1)	$18.00	10/6/2026	—		—
Lee S. Muller	10/6/2016	199,258	(1)	$18.00	10/6/2026	—
	10/6/2016	17,090	(2)	$18.00	10/6/2026	—		—
	12/18/2013	—		—	—	2,020	(3)	$49,551

(1)
These options to purchase ordinary shares vest in equal quarterly installments over eight quarters following the grant date.

(2)
The option to purchase ordinary shares for Mr. Muller vest over four years with 25% of the award vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments over the following three years.

(3)
The restricted shares vest over four years with 25% of the award vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments over the following three years.

(4)
The market value shown was determined by multiplying the number of shares that have not vested by $24.53, which was the closing price of our ordinary shares on December 30, 2016.

Compensation Risk Assessment

        We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Agreements with Named Executive Officers

        We have entered into an employment agreement or an offer letter with each of Messrs. Brown, Ibarguen and Muller in connection with his employment with us. Except as noted below, these employment agreements and offer letters provide for "at will" employment.

Douglas R. Brown

        We entered into an offer letter with Mr. Brown that provides for his at-will employment and sets forth his initial base salary, initial equity award, and eligibility for our benefit plans. Pursuant to his offer letter, in the event Mr. Brown's employment is terminated by us other than for "cause", Mr. Brown will be entitled to receive salary continuation for the 12-month period following the termination of his employment, and any equity incentive awards he holds will vest as if he had completed an additional 12 months of service. In Mr. Brown's offer letter, "cause" is defined as (i) a willful and material breach of any obligations under the offer letter or other contract with us or our subsidiaries or affiliates, (ii) fraud or dishonesty, (iii) competition with us or our subsidiaries or affiliates in violation of any noncompetition or non-solicitation obligation to us or any of our subsidiaries or affiliates, (iv) unauthorized use of any of our trade secrets or confidential information or those of our subsidiaries or affiliates or any breach of any obligations to us or our subsidiaries or affiliates with respect to trade secrets or confidential information, or (v) Mr. Brown's failure to attend to duties assigned to him that are customary for his position and material to the success of our operations that remains unremedied for 30 days after written notice to Mr. Brown. In addition, Mr. Brown is entitled to a tax "gross-up payment" (as defined in his offer letter) in the event he receives any payments that would be subject to the excise tax imposed by Section 4999 of the Code.

        In addition, Mr. Brown has entered into a proprietary information and inventions assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Brown's employment and for one year thereafter.

Anthony Ibarguen

        Quench entered into an employment agreement with Mr. Ibarguen that provides for his at-will employment and sets forth his initial base salary, bonus opportunity, initial equity award, and eligibility for the company's benefit plans. Pursuant to his employment agreement, and subject to his execution of a release of claims and continued compliance with the ongoing obligations under his employment agreement, in the event Mr. Ibarguen's employment is terminated by Quench without "cause" or he resigns for "good reason" (as defined in his employment agreement), Mr. Ibarguen will be entitled to receive salary continuation for the 12-month period following the termination of his employment and payment of the premiums for continued health benefits for the 12-month period following the termination of his employment. In Mr. Ibarguen's employment agreement, "cause" is defined as (i) the conviction of a felony involving a crime of fraud, dishonesty, disloyalty, moral turpitude or professional misconduct with respect to us or our business, or the entry of a plea of nolo contendere for such a felony; (ii) the material breach, non-performance or non-observance of any of the terms of his employment agreement or any other agreement with us, or the material breach, non-performance or non-observance of his duties to us or any of our rules governing employee behavior, if such breach, non-performance or non-observance is not cured within a period of thirty days after written notice to Mr. Ibarguen; (iii) the existence of any legal or contractual limitation on Mr. Ibarguen's ability to engage in the business of our company that reasonably could be expected to have a materially adverse effect on Mr. Ibarguen's ability to attract or retain customers or perform services to us if such limitation is not cured within a period of thirty days after written notice to Mr. Ibarguen; (iv) any act or omission by Mr. Ibarguen which constitutes willful or gross misconduct injurious to us or our business, or which interferes with or adversely affects Mr. Ibarguen's performance of, or ability to perform, his duties under his employment agreement; or (v) Mr. Ibarguen's willful failure or refusal to follow or carry out the reasonable and lawful instructions of our Board concerning material duties or actions consistent with his position in a timely manner and otherwise in a manner reasonably acceptable to our Board and such failure or refusal continues for a period of thirty days after receipt of written notice. In the event Mr. Ibarguen's employment terminates due to his death or "permanent disability" (as defined in his employment agreement), he will be entitled to receive an amount equal to his base salary and any annual bonus that is earned, prorated through the last day of the month during which the termination occurs. Mr. Ibarguen is not entitled to a tax "gross-up payment" in the event he receives any payments that would be subject to the excise tax imposed by Section 4999 of the Code.

        In addition, Mr. Ibarguen's employment agreement contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Ibarguen's employment and for two years thereafter.

Lee S. Muller

        Seven Seas Water Corporation entered into an offer letter with Mr. Muller that provides for his at-will employment and sets forth his initial base salary, bonus opportunity, initial equity award, and eligibility for our benefit plans. Pursuant to his offer letter, in the event Mr. Muller's employment is terminated by us other than for "cause", and subject to his execution of a release of claims, Mr. Muller will be entitled to receive salary continuation for the 12-month period following the termination of his employment and the stock incentive awards he holds will continue to vest during such 12-month period. In Mr. Muller's offer letter, "cause" is defined as (i) a willful and material breach of any obligations under the offer letter or other contract with us or our subsidiaries or affiliates, (ii) fraud or dishonesty, (iii) competition with us or our subsidiaries or affiliates in violation of any noncompetition or non-solicitation obligation to us or any of our subsidiaries or affiliates, (iv) unauthorized use of any of our trade secrets or confidential information or those of our subsidiaries or affiliates or any breach of any obligations to us or our subsidiaries or affiliates with respect to trade secrets or confidential information, or (v) Mr. Muller's failure to attend to duties assigned to him that are customary for his position and material to the success of our operations that remains unremedied for 30 days after written notice to Mr. Muller. Mr. Muller is not entitled to a tax "gross-up payment" in the event he receives any payments that would be subject to the excise tax imposed by Section 4999 of the Code.

        In addition, Mr. Muller has entered into a proprietary information and inventions assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Muller's employment and for one year thereafter.

401(k) Plans

        We maintain two tax-qualified retirement plans that provide eligible employees with an opportunity to save for retirement on a tax-advantaged basis: the Seven Seas Water Corporation 401(k) Plan (the "SSW 401(k) Plan") and the Quench USA, Inc. 401(k) Profit Sharing Plan and Trust (the "Quench 401(k) Plan"). All participants' interests in their contributions are 100% vested when contributed. Participants in the Seven Seas Water Corporation 401(k) Plan receive a 3% safe harbor contribution from us, regardless of whether they make elective deferrals. Participants in the Quench 401(k) Plan receive a matching contribution from us equal to 50% of a participant's contributions up to 6% of a participant's compensation. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Participants in the SSW 401(k) Plan are also eligible to make contributions on a post-tax basis. Both retirement plans are intended to qualify under Sections 401(a) and 501(a) of the Code.

 COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee has reviewed and discussed the foregoing executive compensation section with management. Based on the review and discussions, the Compensation Committee recommended to the board of directors of the Company that such executive compensation section be included in this Proxy Statement.

Compensation Committee

Paul Hanrahan (Chairman)

Hugh Evans

Evan Lovell

        The information contained in the above Compensation Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

 TRANSACTION OF OTHER BUSINESS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 8, 2017. Vote by Internet • Go to www.investorvote.com/WAAS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. 1. Election of three Class I directors for a three-year term: + For Against Abstain For Against Abstain For Against Abstain 01 - Douglas Brown 02 - David Lincoln 03 - Brian O’Neill ForAgainst Abstain 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02L1ID Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — AquaVenture Holdings Limited Notice of 2017 Annual Meeting of Shareholders Friday, June 9, 2017, 9:00 a.m. Atlantic Daylight Time The Fairmont Southampton 101 South Shore Road Southampton, SN02 Bermuda Proxy Solicited by Board of Directors for Annual Meeting of Shareholders Douglas Brown, Anthony Ibarguen, and Lee Muller, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of AquaVenture Holdings Limited to be held on Friday, June 9, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted and if a shareholder specifies a choice for any matter to be acted upon at the meeting, it will be voted in accordance with the specifications made. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)